UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102
Burlingame, CA 94010
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 4, 2017, Corvus Pharmaceuticals, Inc. (“Corvus” or the “Company”) issued a press release announcing interim safety and efficacy results from its ongoing Phase 1/1b study demonstrating safety and clinical activity of lead checkpoint inhibitor CPI-444 in patients with advanced cancers. The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 4, 2017, the interim data discussed above was presented in an oral plenary session at the American Association for Cancer Research (AACR) Annual Meeting 2017 in Washington, D.C., by Leisha Ann Emens, M.D., Ph.D., study investigator and associate professor of oncology at Johns Hopkins Sidney Kimmel Comprehensive Cancer Center. A copy of the presentation, including a slide setting forth certain cautionary language intended to qualify the forward-looking statements included in the presentation, is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: April 4, 2017	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release titled, “Corvus Pharmaceuticals Announces Interim Results from Ongoing Phase 1/1b Study Demonstrating Safety and Clinical Activity of Lead Checkpoint Inhibitor CPI-444 in Patients with Advanced Cancers” dated April 4, 2017.
99.2	Presentation by Leisha Ann Emens, M.D., Ph.D., study investigator and associate professor of oncology at Johns Hopkins Sidney Kimmel Comprehensive Cancer Center, at AACR Annual Meeting 2017 on April 4, 2017.